SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

FiberNet Telecom Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-7841	52-2255974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 405-6200

Item 5.    Other Events.

On July 30, 2003, the Registrant issued a press release to announce that Robert E. La Blanc has been appointed as a member of the Registrant’s Board of Directors. The Registrant also announced that Philip L. DiGennaro has stepped down as a Board member. The press release is included herein as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated July 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberNet Telecom Group, Inc. (Registrant)

Date: July 30, 2003	By:	/S/ JON A. DELUCA

Jon A. DeLuca Senior Vice President – Finance and Chief Financial Officer